Exhibit 99.1

Press

Release

Contact:	Mark E. Patten, Sr. Vice President and CFO
mpatten@ctlc.com
Phone:	(386) 944-5643
Facsimile:	(386) 274-1223

FOR IMMEDIATE RELEASE	CONSOLIDATED-TOMOKA LAND CO. REPORTS EARNINGS OF $6.76 PER SHARE FOR 2018 AND $2.17 PER SHARE FOR THE FOURTH QUARTER OF 2018

DAYTONA BEACH, Fla. – February 5, 2019  –  Consolidated-Tomoka Land Co. (NYSE American: CTO) (the “Company”) today announced its operating results and earnings for the quarter and year ended December 31, 2018.

QUARTER HIGHLIGHTS

Land Holdings

Closed Transactions: six (6);  approximately 114 acres; aggregate proceeds approximately $21.1 million, average sales price of approximately $185,000 per acre.

Land Pipeline:  eleven (11)  contracts; nearly 1,700 acres, or approximately 31%;  potential proceeds of approximately $100.2 million, or average sales price of approximately $60,000 per acre.

Income Property Portfolio

Invested approximately $78.6 million in ten (10) single-tenant income properties; average investment cap rate of 6.98%.

Share Repurchase Program

From September 30, 2018 through February 1, 2019: Repurchased 148,535 shares for approximately $8.5 million; average purchase price of $57.37 per share;  completed buyback program that was refreshed to $10 million by the Company’s Board of Directors (the “Board”) in July 2018.

In January 2019 the Board authorized a  $10 million increase to stock buyback program.

Book Value Per Share

Book value per share totaled  $38.95 as of December 31, 2018;  increase of $5.97 per share, or 18%, compared to year-end 2017.

Other Activities

Commenced efforts to monetize:  certain of our multi-tenant income properties and possibly subsurface assets with plan to deploy potential proceeds to acquire single-tenant net lease assets utilizing the 1031 like-kind exchange structure where possible.

Hired broker to monetize our golf operations.

Income Property Update

In Q4 2018:

•

Acquired ten (10) single-tenant net lease properties for an aggregate purchase price of approximately $78.6 million; average investment cap rate of approximately 6.98% and average lease term of 11.9 years.

•	Wawa Florida, LLC (“Wawa”) completed construction on the Company’s out-parcel site at The Grove in Winter Park, Florida. Rent commenced on the Company’s 20-year ground lease with Wawa.

The Company’s income property portfolio consisted of the following as of December 31, 2018:

Property Type	# of Properties	Square Feet	Average Years Remaining on Lease
Single-Tenant	40	1,829,276	9.6
Multi-Tenant	7	531,915	4.4
Total / Wtd. Avg.	47	2,361,191	8.3

Land Portfolio Update

In Q4 2018: Completed six land sales totaling approximately 114 acres with aggregate proceeds of approximately $21.1 million, or an average of approximately $185,000 per acre, resulting in an aggregate gain of approximately $17.8 million, or $2.45 per share, net of tax.

Land Pipeline Update

As of February 1, 2019, the Company’s pipeline of potential land sales transactions includes the following eleven (11) potential transactions with nine (9) different buyers, representing nearly 1,700 acres or approximately 31% of our remaining 5,400 acres of land holdings:

	Transaction (Buyer)	Acres	Amount ($000’s)	Price Per Acre ($ Rounded)	Estimated Timing
1	Commercial/Retail – O’Connor - East of I-95 (1)(2)	203	$45.3mm	$223,000	’19 – ‘20
2	Residential (SF) – ICI Homes – West of I-95	1,016	$21.0mm	$21,000	‘19
3	Commercial/Medical Office – East of I-95	32	$8.1mm	$253,000	’19 - ‘20
4	Residential (MF) – East of I-95	38	$6.1mm	$161,000	Q4 ’19
5	Commercial/Residential – Unicorp Dev. – East of I-95	31	$4.6mm	$148,000	’19 - ‘20
6	Residential (MF) – East of I-95	20	$4.0mm	$200,000	’19 - ‘20
7	Commercial/Residential – Unicorp Dev. – East of I-95	10	$3.3mm	$330,000	’19
8	Residential (Sr. Housing) – East of I-95	13	$2.6mm	$200,000	’19 - ‘20
9	Residential (MF)/Retail – East of I-95	19	$2.0mm	$105,000	‘20
10	Residential (SF) – ICI Homes – West of I-95	146	$1.7mm	$11,000	’19
11	Borrow Pit – West of I-95	149	$1.6mm	$11,000	’19 - ‘20
	Totals (Average)	1,677	$100.2mm	$60,000

(1)Land sales transaction which requires the Company to incur the cost to provide the requisite mitigation credits necessary for obtaining the applicable regulatory permits for the buyer, with such costs representing either our basis in credits that we own or potentially up to 5% - 10% of the contract amount noted.

(2)The Company expects that the buyer will complete the transaction in two separate closings, the first for approximately 123 acres with expected proceeds of approximately $29.3 million.

As noted above, these agreements contemplate closing dates ranging from early 2019 through fiscal year 2020, and although we anticipate that some of the transactions will likely close in 2019,  some of the buyers may not be contractually obligated to close until after 2019. Each of the transactions are in varying stages of due diligence by the various buyers including, in some instances, making submissions to the planning and development departments of the City of Daytona Beach, pursuing permitting activities with other applicable governmental authorities including wetlands permits from the St. John’s River Water Management District and the U.S. Army Corps of Engineers,  conducting traffic analyses to determine potential road impact requirements with the Florida Department of Transportation, and negotiating other matters with Volusia County. In addition to other customary closing conditions, the majority of these transactions are conditioned upon the receipt of approvals or permits from those various governmental authorities, as well as other matters that are beyond our control. If such approvals are not obtained or costs to meet governmental requirements or obligations are too high, the prospective buyers may have the ability to terminate their respective agreements prior to closing. As a result, there can be no assurances regarding the likelihood or timing of any one of these potential land transactions being completed or the final terms thereof, including the sales price.

Balance Sheet Update

Share Repurchase Program:

•	In Q4 2018 repurchased 102,399 shares of our common stock for approximately $5.9 million, an average purchase price of $57.23 per share.
•	For 2018 repurchased 168,602 shares of our common stock for approximately $9.8 million, an average purchase price of $58.35 per share.
•	In January 2019 Company’s Board authorized $10 million increase to the buyback program.

Book Value Per Share: Our book value per share increased to $38.95 as of year-end, an increase of $5.97 per share, or approximately 18% compared to the end of 2017.

Quarterly Dividend: In January 2019: Company’s Board approved quarterly dividend of $0.10 per share for first quarter of 2019, an increase of 25% over Q4 2018 dividend and equating to annualized dividend level of $0.40 per share versus $0.27 per share paid in 2018.

Debt Summary

The following table provides a summary of the Company’s long-term debt as of December 31, 2018:

Component of Long-Term Debt (1)	Principal	Interest Rate	Maturity Date
Revolving Credit Facility (2)	$120.74 million	30-day LIBOR + 1.50% – 2.20%	September 2021
Mortgage Note Payable (3)	$24.56 million	3.17%	April 2021
Mortgage Note Payable	$30.00 million	4.33%	October 2034
Convertible Senior Notes	$75.00 million	4.50%	March 2020
Total Debt/Weighted-Average Rate	$250.30 million	4.05%

(1)	At face value
(2)

In connection with the acquisitions in the fourth quarter of 2018,  the outstanding balance on the Revolving Credit Facility, as of December 31, 2018, was approximately $120.7 million and as a result our Total Debt as of that date was approximately $250.3 million and our weighted average interest rate was 4.05%. The Company intends to utilize proceeds from certain 1031 transactions completed in late 2018 and early 2019 to reduce the current outstanding balance on the Revolving Credit Facility.

(3)	Utilized interest rate swap to achieve fixed interest rate of 3.17%

OPERATING RESULTS

4th Quarter ended December 31, 2018 (compared to same period in 2017):

		Increase (Decrease)
	For the Quarter	vs Same Period in 2017	vs Same Period in 2017 (%)
Net Income Per Share (basic) (1)	$2.17	$(2.25)	-51%
Operating Income ($ millions)	$20.2	$14.1	233%

(1)

The fourth quarter of 2017 includes non-cash impact to net income and basic earnings per share of approximately $22.2 million and $4.04 per share, respectively, for the adjustment of deferred tax liabilities and deferred tax assets to reflect the reduction in the federal income tax rate from 35% to of 21% based on the Tax Cut and Jobs Act of 2017.

		Increase (Decrease)
Operating Segment	Revenue for the Quarter ($000’s)	vs Same Period in 2017 ($000’s)	vs Same Period in 2017 (%)
Income Properties	$11,728	$2,887	33%
Interest Income from Commercial Loan Investments	-	(325)	-100%
Real Estate Operations	21,499	14,624	213%
Total Revenues	$33,227	$17,186	107%

Year ended December 31, 2018 (compared to same period in 2017):

		Increase (Decrease)
	For the Year	vs Same Period in 2017	vs Same Period in 2017 (%)
Net Income Per Share (basic) (1)	$6.76	$(0.77)	-10%
Operating Income ($ millions)	$63.5	$24.2	62%

(1)

The fourth quarter of 2017 includes non-cash impact to net income and basic earnings per share of approximately $22.2 million and $4.04 per share, respectively, for the adjustment of deferred tax liabilities and deferred tax assets to reflect the reduction in the federal income tax rate from 35% to of 21% based on the Tax Cut and Jobs Act of 2017.

		Increase (Decrease)
Operating Segment	Revenue for the Year ($000’s)	vs Same Period in 2017 ($000’s)	vs Same Period in 2017 (%)
Income Properties	$40,076	$8,669	28%
Interest Income from Commercial Loan Investments	616	(1,437)	-70%
Real Estate Operations	45,997	(6,860)	-13%
Total Revenues	$86,689	$372	0%

Golf Operations

The Company’s operating results were negatively impacted by the poor performance of the golf operations segment, including an operating loss of approximately $906,000 for the full year and the impairment charge taken in the third quarter of 2018 which wrote down the golf operations assets by approximately $1.1 million.

The company retained a broker in January 2019 to pursue  a sale of the golf operations. Based on the status of the Company’s activities to dispose of the golf operations segment the Company has classified the golf operations as a discontinued operation which includes classifying the assets and liabilities as held for sale as of December 31, 2018 and all prior periods presented and presenting all elements of the operating results of the golf operations in the Company’s statement of operations as a separate net amount below its operating results from continued operations for the years ended December 31, 2018 and all prior periods presented.

2018 Guidance

The following summary provides a review of the Company’s results for the year ended December 31, 2018 relative to the guidance for the full year ending December 31, 2018:

	Guidance FY 2018	Actual FY 2018
Reported Earnings Per Share (Basic) (1) (2)	$5.00 - $5.75	$6.27
Acquisition of Income-Producing Assets (3)	$80mm - $120mm	$109.8mm
Target Investment Yields (Initial Yield – Unlevered)	5.75% - 7.25%	6.36%
Disposition of Income-Producing Assets (Sales Value)	$6mm - $18mm	$11.4mm
Target Disposition Yields	7.50% - 8.50%	7.40%
Land Transactions (Sales Value) (1)(4)	$50mm	$59.0mm
Leverage Target (as % of Total Enterprise Value)	<40%	43%

(1)

Guidance was adjusted in the fourth quarter of 2018 to reflect the expectation of certain land sales not closing until early 2019, if at all, most particularly the $26.5 million contract with Minto Communities.

(2)

FY 2018 Guidance excludes earnings impact of income property dispositions. Actual results as of December 31, 2018 included earnings from income property dispositions of approximately $0.49 per share, net of tax, which have been excluded from the actual results noted in the above table.

(3)	Includes the investment of approximately $4.7 million for the acquisition of properties in downtown Daytona Beach in an opportunity zone.
(4)	Includes the $15.3 million of proceeds for the sale of the 70% interest in the mitigation bank joint venture.

2019 Guidance

The following summary provides the Company’s guidance for the full year ending December 31, 2019:

Guidance for 2019
Earnings Per Share (Basic) (1) (2)	$6.75 - $7.50
Earnings from Dispositions (3)	$2.25 - $2.75
Acquisition of Income-Producing Assets	$80mm - $120mm
Target Investment Yields (Initial Yield – Unlevered)	5.75% - 7.25%
Disposition of Income-Producing Assets (Sales Value)	$50mm - $100mm
Target Disposition Yields	7.50% - 8.50%
Land Transactions (Sales Value)	$50mm - $70mm
Leverage Target (as % of Total Enterprise Value)	40%

(1)	Reaching full year target heavily dependent upon closing of certain land transactions, including the transaction with O’Connor for 203 acres and with ICI Homes for 1,016 acres.
(2)	Closing on the 1,614-acre parcel west of I-95 in 2019 would produce an estimated increase to earnings of more than $2.50 per share, net of tax.
(3)	Incremental EPS from Dispositions not included in EPS Guidance.

4th Quarter Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter and year ended December 31, 2018 tomorrow, Wednesday,  February 6, 2019, at 9:00 a.m. eastern time. Shareholders and interested parties may access the earnings call via teleconference or webcast:

Teleconference: USA (Toll Free)	1-888-317-6003
International:	1-412-317-6061
Canada (Toll Free):	1-866-284-3684

Please dial in at least fifteen minutes prior to the scheduled start time and use the code 0909159 when prompted.

A webcast of the call can be accessed at: http://services.choruscall.com/links/cto190206.html.

To access the webcast, log on to the web address noted above or go to http://www.ctlc.com and log in at the investor relations section. Please log in to the webcast at least ten minutes prior to the scheduled time of the Earnings Call.

About Consolidated-Tomoka Land Co.

Consolidated-Tomoka Land Co. is a Florida-based publicly traded real estate company, which owns, as of February 1, 2019, a portfolio of income investments in diversified markets in the United States including approximately 2.4 million square feet of income properties, as well as approximately 5,400 acres of land in the Daytona Beach area. Visit our website at www.ctlc.com.

We encourage you to review our most recent investor presentation for the quarter and year ended December 31, 2018, available on our website at www.ctlc.com.

SAFE HARBOR

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements. Words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made.  Although forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements.  Such factors may include the completion of 1031 exchange transactions, the modification of terms of certain land sales agreements, uncertainties associated with obtaining required governmental permits and satisfying other closing conditions, as well as the uncertainties and risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, as filed with the Securities and Exchange Commission.  There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

CONSOLIDATED-TOMOKA LAND CO.

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	December 31, 2018	December 31, 2017
ASSETS
Property, Plant, and Equipment:
Income Properties, Land, Buildings, and Improvements	$392,520,783	$358,130,350
Other Furnishings and Equipment	728,817	715,042
Construction in Progress	19,384	6,005,397
Total Property, Plant, and Equipment	393,268,984	364,850,789
Less, Accumulated Depreciation and Amortization	(24,518,215)	(22,222,388)
Property, Plant, and Equipment—Net	368,750,769	342,628,401
Land and Development Costs	25,764,633	39,477,697
Intangible Lease Assets—Net	43,555,445	38,758,059
Assets Held for Sale	75,866,510	6,262,633
Investment in Joint Venture	6,788,034	—
Impact Fee and Mitigation Credits	462,040	1,125,269
Commercial Loan Investments	—	11,925,699
Cash and Cash Equivalents	2,310,489	6,107,252
Restricted Cash	19,721,475	6,508,131
Refundable Income Taxes	225,024	1,116,580
Other Assets	12,885,453	12,220,657
Total Assets	$556,329,872	$466,130,378
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts Payable	$1,036,547	$1,667,214
Accrued and Other Liabilities	5,197,884	9,068,461
Deferred Revenue	7,201,604	1,801,696
Intangible Lease Liabilities—Net	27,390,350	29,770,441
Liabilities Held for Sale	1,347,296	1,534,130
Deferred Income Taxes—Net	54,769,907	42,293,864
Long-Term Debt	247,624,811	195,816,364
Total Liabilities	344,568,399	281,952,170
Commitments and Contingencies
Shareholders’ Equity:
Common Stock – 25,000,000 shares authorized; $1 par value, 6,052,209 shares issued and 5,436,952 shares outstanding at December 31, 2018; 6,030,990 shares issued and 5,584,335 shares outstanding at December 31, 2017	5,995,257	5,963,850
Treasury Stock – 615,257 shares at December 31, 2018; 446,655 shares at December 31, 2017	(32,345,002)	(22,507,760)
Additional Paid-In Capital	24,326,778	22,735,228
Retained Earnings	213,297,897	177,614,274
Accumulated Other Comprehensive Income	486,543	372,616
Total Shareholders’ Equity	211,761,473	184,178,208
Total Liabilities and Shareholders’ Equity	$556,329,872	$466,130,378

CONSOLIDATED-TOMOKA LAND CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017
Revenues
Income Properties	$11,728,550	$8,840,425	$40,075,731	$31,406,930
Interest Income from Commercial Loan Investments	—	325,240	615,728	2,052,689
Real Estate Operations	21,498,614	6,875,521	45,997,141	52,857,359
Total Revenues	33,227,164	16,041,186	86,688,600	86,316,978
Direct Cost of Revenues
Income Properties	(2,492,325)	(2,160,999)	(8,170,083)	(6,917,743)
Real Estate Operations	(3,520,151)	(2,077,952)	(11,513,918)	(17,576,346)
Total Direct Cost of Revenues	(6,012,476)	(4,238,951)	(19,684,001)	(24,494,089)
General and Administrative Expenses	(2,604,633)	(2,309,764)	(9,785,370)	(10,252,610)
Depreciation and Amortization	(4,452,647)	(3,433,913)	(15,761,523)	(12,314,700)
Total Operating Expenses	(13,069,756)	(9,982,628)	(45,230,894)	(47,061,399)
Gain on Disposition of Assets	—	304	22,035,666	38
Other Gains and Income	—	304	22,035,666	38
Operating Income	20,157,408	6,058,862	63,493,372	39,255,617
Investment Income	13,838	10,554	52,221	37,985
Interest Expense	(2,979,364)	(2,243,770)	(10,423,286)	(8,523,136)
Income from Continuing Operations Before Income Tax (Expense)/Benefit	17,191,882	3,825,646	53,122,307	30,770,466
Income Tax Expense (Expense)/Benefit from Continuing Operations	(5,146,410)	20,769,895	(14,162,966)	10,326,298
Net Income from Continuing Operations	$12,045,472	$24,595,541	$38,959,341	$41,096,764
Income (Loss) from Discontinued Operations (Net of Income Tax)	(249,061)	(268,317)	(1,791,551)	622,660
Net Income	$11,796,411	$24,327,224	$37,167,790	$41,719,424

Weighted Average Common Shares Outstanding:
Basic	5,432,889	5,509,822	5,495,792	5,538,859
Diluted	5,432,889	5,560,412	5,529,321	5,579,792

Per Share Information:
Income from Continuing Operations	$2.22	$4.47	$7.09	$7.42
Income (Loss) from Discontinued Operations	(0.05)	(0.05)	(0.33)	0.11
Basic Net Income Per Share	$2.17	$4.42	$6.76	$7.53

Income from Continuing Operations	$2.22	$4.43	$7.04	$7.37
Income (Loss) from Discontinued Operations	(0.05)	(0.05)	(0.32)	0.11
Diluted Net Income Per Share	$2.17	$4.38	$6.72	$7.48

Dividends Declared and Paid	$0.08	$0.05	$0.27	$0.18